HERSHA HOSPITALITY TRUST

0 Walnut Street, 9th Floor
Philadelphia, PA 19016
Phone: 215-238-1046
Fax: 215-238-0157
www.hersha.com

For Immediate Release
Contact:	Chris Daly or Jerry Daly (media)	Ashish Parikh, CFO (investors)
	Ph: (703) 435-6293	Ph: (215) 238-1046

Hersha Hospitality Announces 2005 Second Quarter Results

PHILADELPHIA, Pa., August 8, 2005—Hersha Hospitality Trust (AMEX: HT), a real estate investment trust (REIT) and owner of nationally franchised, midscale and upscale hotels, today announced results for the second quarter and six months ended June 30, 2005.

Financial Highlights

•	Net income available to common shareholders rose 159.3% percent to $3.76 million, compared to $1.45 million for the 2004 second quarter

•	Net income available to common shareholders on a per share basis increased 100.0% percent to $0.18, compared to $0.09 for the quarter on a 23.6% increase in diluted weighted average shares outstanding

•	Adjusted Funds from Operations (Adjusted FFO) increased 51.0 percent to $5.83 million from $3.86 million for the quarter

•
Adjusted FFO per fully diluted weighted average share and unit outstanding increased 25.0 percent to $0.25, compared to $0.20 for the quarter on a 20.4% increase in diluted weighted average shares outstanding

•	Declared 26th consecutive $0.18 common dividend per common share since 1999 IPO

“Hersha had a strong quarter, which was a combination of the continuing hotel industry recovery; recent, accretive acquisitions in a number of major Northeast and Mid-Atlantic markets; and excellent performance from our existing portfolio,” said Jay H. Shah, Hersha president and chief operating officer.

Operating Highlights

•
Revenue per available room (RevPAR) for the quarter ended June 30, 2005 improved 13.3 percent over the same period last year, with a 4.6 percent increase in average daily rate (ADR) to $105.19, and a 8.3 percent increase in occupancy to 77.3 percent

•
The Company’s portfolio operating margins for the quarter increased by approximately 600 basis points over the same period last year, representing a 62.1% flow through of incremental revenue to the operating profit. The significant margin gains are primarily attributable to the ramp up of Hersha’s same store portfolio and the acquisition of several stabilized properties since the second quarter of 2004.

•
Same-store RevPAR for the quarter increased 10.2 percent to $74.73 over the same period last year, reflecting a 2.4 percent increase in ADR to $99.24 and a 7.6 percent rise in occupancy to 75.3 percent. The Company includes all hotels owned for the entire second quarter of 2004 and 2005 in its same-store comparisons.

“Our same store portfolio continued to produce strong results and our total portfolio showed dynamic growth reflecting the robustness in the corporate travel segment, as well as the persisting strength in the leisure segment. Many of our hotels are relatively new and in the ramp-up phase, which is driving our overall portfolio’s strong growth in occupancy,” Jay Shah stated. “While we expect that we will continue to experience occupancy increases at many of our newer properties, we anticipate that our RevPAR gains for the remainder of the year will come from our asset management efforts aimed at capitalizing on ADR growth,” said Shah. ”We were particularly pleased with our portfolio-wide growth in operating margins in light of the number of properties in our portfolio that have not yet reached stabilized rate and occupancy levels.”

Acquisition and Financing Highlights

•	Completed the acquisition of seven hotels aggregating 804 rooms for a total of $134.7 million, including:

o
a five-hotel portfolio in the Philadelphia, Penn., and Wilmington, Del., metros consisting of the 155-suite Holiday Inn Express Hotel & Suites King of Prussia; the 88-room Holiday Inn Express Oxford Valley; the 88-room Holiday Inn Express of Frazer-Malvern; the 78-room Courtyard by Marriott Wilmington, Del.; and a 71-room independently branded hotel also in Wilmington, adjacent to the Courtyard;

o	the 136-room Hampton Inn Manhattan-Herald Square in New York City; and

o	the 188-room Courtyard by Marriott in Brookline, MA in the Boston metro.

•	Completed the sale of two hotels—the 110-room Doubletree Club at JFK Airport and the 79-room Holiday Inn Express in Long Island City, which has been reported as discontinued operations

“We are excited about our new acquisitions considering the current competition in the marketplace. Our Manhattan-Herald Square asset is additional exposure to the already robust Manhattan market, while our Boston and Philadelphia acquisitions are timely considering that both markets historically lag New York and Washington in recovery,” Shah explained. “Additionally, as we add to our portfolio, we will selectively prune assets that our asset management program identifies as having less long-term growth potential.”

Mystic Partners, LLC Joint Venture

In June, the Company entered into an agreement to form a joint venture with Waterford Hospitality Group, LLC, named Mystic Partners, LLC, which will own a portfolio consisting of nine Marriott and Hilton-branded hotels with 1,707 rooms in Connecticut and Rhode Island and an aggregate value of approximately $250 million. Under the terms of the transaction:

•
HT is acquiring a 66.7 percent preferred equity interest in the seven stabilized properties in the portfolio and a 50 percent preferred equity interest in the two newly developed properties in the portfolio, subject to certain minority participations

•	The joint venture intends to place approximately $160 million of debt at the hotel level

The portfolio consists of the 285-room Mystic Marriott Hotel & Spa in Groton, Conn.; the 133-room Mystic Residence Inn in Mystic, Conn.; the 78-suite Danbury Residence Inn in Danbury, Conn.; the 94-suite Southington Residence Inn in Southington, Conn.; the newly built 409-room Marriott Hartford Downtown in downtown Hartford; the 92-room Warwick Courtyard by Marriott in Warwick, Rhode Island; the 120-room Norwich Courtyard by Marriott and 24-unit Rosemont Suites in Norwich, Conn.; the 392-room Hilton Hartford in downtown Hartford, Conn.; and the 80-room Waterford Springhill Suites in Waterford, Conn.

All nine hotels were developed by Waterford or its affiliates and are, on average, four years old. The six select-service hotels (three Residence Inns, two Courtyards, and one SpringHill Suites) are being purchased for approximately $115,000 per room. The two newly developed full-service hotels, the Marriott Convention Center Hotel Hartford and the Hilton Hartford, and the four-year old Marriott Hotel & Spa in Mystic, Conn., are being acquired for approximately $165,000 per room.

“We expect Mystic Partners, LLC to close on most of the portfolio this week and to complete the remainder of the acquisitions by the end of the third quarter or early part of the fourth quarter,” Shah said. “The closing is subject to customary conditions of closing, which the parties are diligently working towards satisfying.”

Follow-On Offering

On August 5, 2005, Hersha completed a $60 million offering of Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share. Wachovia Capital Markets, LLC and UBS Securities LLC acted as joint managers for the offering with Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated, and Stifel Nicolaus & Company, Incorporated participating as co-managers.

The Company will use the net proceeds to fund the purchase price for its pending investment in the Mystic Partners joint venture with Waterford Hospitality Group, LLC, and for general corporate purposes, including future acquisitions.

2005 Outlook

HT reaffirmed its previous Adjusted FFO outlook for the full year 2005. Hersha expects net income to be in a range of $7.4 million to $7.8 million, or $0.36 to $0.38 per weighted average basic shares outstanding, and Adjusted FFO to be between $17.7 million and $18.1 million, or $0.76 to $0.78 per fully diluted weighted average shares and units outstanding.

Second Quarter Earnings Call

The Company will hold a conference call to discuss second quarter results today, August 8, 2005, at 10 a.m. E.T. The conference call will be hosted by President and COO Jay H. Shah and Chief Financial Officer Ashish Parikh, followed immediately by an analyst question-and-answer period. Stockholders and other interested parties may listen live by dialing (800) 219-6110 at least 5 minutes before the start time.

A recording of the call will be available by telephone from 1 p.m., August 8, through midnight, August 15, by dialing (800) 405-2236, pass code 11035813.

About the Company

Hersha Hospitality Trust is a self-advised real estate investment trust that owns midscale and upscale hotels in the eastern United States with strong, national franchise affiliations. The company focuses on acquisition and joint venture opportunities in primary and secondary markets near major metropolitan markets. For additional information, please visit the Company’s website at www.hersha.com.

This press release contains forward-looking statements about Hersha Hospitality Trust, including those statements regarding future operating results, the timing and composition of revenues and expected events. Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially, including the following: economic conditions generally and the real estate market specifically; the effect of threats of terrorism and increased security precautions on travel patterns and demand for hotels; the threatened or actual outbreak of hostilities and international political instability; governmental actions; legislative/regulatory changes, including changes to laws governing the taxation of REITs; level of proceeds from asset sales; cash available for capital expenditures; availability of capital; ability to refinance debt; rising interest rates; rising insurance premiums; competition; supply and demand for hotel rooms in our current and proposed market areas, including the existing and continuing weakness in business travel and lower-than expected daily room rates; other factors that may influence the travel industry, including health, safety and economic factors; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs. Additional risks are discussed in the company's filings with the Securities and Exchange Commission. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. These statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO)
(in thousands, except shares and per share data)
	Full Year 2005
	Low	High

Net income applicable to common shareholders	$7,361	$7,781
Less: Gain on sale of assets	(1,161)	(1,161)
Add:
Depreciation and amortization	9,500	9,500
Equity in depreciation of Unconsolidated Joint Ventures	1,112	1,112

Funds from Operations	16,812	17,232

Add:
Income allocated to minority interest in common units	600	680
Amortization of ground lease expense	232	232

Adjusted Funds from Operations	$17,644	$18,144

Fully Diluted Weighted Average Common Shares and Units Outstanding	23,200,000	23,200,000
AFFO per Fully Diluted Weighted Average Common Shares and Units Outstanding	$0.76	$0.78

HERSHA HOSPITALITY TRUST
Summary Results
(in thousands, except shares and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2005	Restated June 30, 2004	June 30, 2005	Restated June 30, 2004
Revenue:
Percentage Lease Revenues - HHMLP	$-	$-	$-	$1,192
Hotel Operating Revenues	21,071	13,593	33,871	19,063
Total Revenue	21,071	13,593	33,871	20,255

Expenses:
Hotel Operating Expenses	12,011	7,772	21,288	11,981
Land Leases	183	219	367	392
Real Estate and Personal Property Taxes and Property Insurance	943	1,087	1,827	1,663
General and Administrative	1,147	680	2,138	1,174
Unrecognized (Gain) on Derivatives	(3)	-	(7)	-
Depreciation and Amortization	2,410	1,719	4,373	3,149
Total Operating Expenses	16,691	11,477	29,986	18,359

Operating Income	4,380	2,116	3,885	1,896
Interest Income	64	45	101	119
Interest Income - Secured Loans Related Party	743	358	1,743	711
Interest Income - Secured Loans	168	132	168	171
Other Revenue	130	20	158	139
Interest Expense	2,882	1,377	4,756	2,688
Income before income from Unconsolidated Joint Venture Investments, Distributions to Preferred Unitholders, Minority Interests and Discontinued Operations	2,603	1,294	1,299	348

Income from Unconsolidated Joint Venture Investments	280	165	328	146

Income before Distribution to Preferred Unitholders, Minority Interests and Discontinued Operations	2,883	1,459	1,627	494

Distributions to Preferred Unitholders	-	-	-	499
Income (Loss) Allocated to Minority Interest in Continuing Operations	400	284	140	(33)
Income from Continuing Operations	2,483	1,175	1,487	28

Discontinued Operations (Note 11):
Gain on Disposition of Hotel Properties	1,161	-	1,161	-
Income from Discontinued Operations	111	272	131	550

Net Income	$3,755	$1,447	$2,779	$578

Earnings Per Share from Continuing Operations
Basic	$0.12	$0.07	$0.07	$-
Diluted	$0.12	$0.07	$0.07	$-

Discontinued Operations Per Share
Basic	$0.06	$0.02	$0.06	$0.04
Diluted	$0.06	$0.02	$0.06	$0.04

Earnings Per Share
Basic	$0.18	$0.09	$0.13	$0.04
Diluted	$0.18	$0.09	$0.13	$0.04

Basic	20,293,169	15,893,539	20,292,167	14,304,998
Diluted	23,159,013	18,735,976	23,146,372	17,484,063

FFO and GAAP Reconciliation

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds From Operations (“FFO”) as a relative non-GAAP financial measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO as defined by NAREIT is net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Hersha also presents Adjusted Funds from Operations (Adjusted FFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•
adding back income allocated to units of partnership interest in our operating partnership, because the Company reports Adjusted FFO to common shareholders on a fully diluted basis assuming conversion of those units to common shares;

•	adding back income allocated to units of partnership interest in HT’s operating partnership related to discontinued operations;

•	adding back depreciation related to discontinued operations;

•	adding back distributions to holders of preferred units of partnership interest in the Company’s operating partnership, which are expensed on its income statement; and

•	making adjustments to ground lease payments, which are required by GAAP to be amortized on a straight-line basis over the term of the lease, to reflect the actual lease payment.

FFO or Adjusted FFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of Hersha’s performance or to cash flow as a measure of liquidity or ability to make distributions. HT considers FFO and Adjusted FFO to be meaningful, additional measures of operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as a performance measure. Hersha also believes that the additional adjustments made to arrive at Adjusted FFO help to provide a meaningful view of its underlying operations. Comparison of the Company’s presentation of FFO and Adjusted FFO to similarly titled measures for other REITs is not necessarily meaningful due to the differences in the calculations used internally and by other REITs.

The following table reconciles FFO and Adjusted FFO for the periods presented to the most directly comparable GAAP measure, net income, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO)
(in thousands, except shares and per share data)

	Three Months Ending		Six Months Ending
	06/30/05	06/30/04	06/30/05	06/30/04

Net Income applicable to common shares	$3,755	$1,447	$2,779	$578
Less: Gain on sale of assets	(1,161)	-	(1,161)	-
Add:
Depreciation and amortization	2,410	1,719	4,373	3,149
Adjustments for Unconsolidated Joint Ventures	259	162	516	322

Funds from Operations	5,263	3,328	6,507	4,049

Add:
Income allocated to minority interest in common units	400	284	140	(33)
Income allocated to minority interest for discontinued operations	15	49	18	126
Depreciation from discontinued operations	-	165	-	330
Distributions to preferred unitholders	-	-	-	499
Amortization of deferred financing costs	92	32	172	65
Amortization of ground lease expense	58	-	116	-

Adjusted Funds from Operations	$5,828	$3,858	$6,953	$5,036

Fully Diluted Weighted Average Common Shares and Units Outstanding	23,159,013	19,231,178	23,146,372	19,139,894
AFFO per Fully Diluted Weighted Average Common Shares and Units Outstanding	$0.25	$0.20	$0.30	$0.26

EBITDA and GAAP Reconciliation

EBITDA is a non-GAAP financial measure within the meaning of the Securities and Exchange Commission rules. Management believes EBITDA to be a meaningful measure of a REIT’s performance and that it should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance.

HERSHA HOSPITALITY TRUST
EBITDA
(in thousands, except shares and per share data)

	Three Months Ending		Six Months Ending
	06/30/05	06/30/04	06/30/05	06/30/04

Net Income applicable to common shares	$3,755	$1,447	$2,779	$578
Less: Interest income	(64)	(45)	(101)	(119)
Add:
Interest expense	2,882	1,377	4,756	2,688
Adjustments for Unconsolidated Joint Ventures	259	162	516	322
Income allocated to minority interest in common units	400	284	140	(33)
Income allocated to minority interest for discontinued operations	15	49	18	126
Depreciation and amortization from continuing operations	2,410	1,719	4,373	3,149
Depreciation from discontinued operations	-	165	-	330
Distributions to preferred unitholders	-	-	-	499
Amortization of ground lease expense	58	-	116	-

EBITDA	$9,715	$5,158	$12,597	$7,540